UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2003

Silicon Valley Bancshares

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Item 5.  Other Events

Filed as exhibit 99.1 hereto is the registrant’s press release, dated May 14, 2003, announcing that the registrant intends to offer approximately $135 million aggregate principal amount (excluding any option for the initial purchaser to the offering to purchase additional Notes (as defined below)) of zero coupon convertible subordinated notes (the “Notes”) through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and to non-U.S. persons pursuant to Regulation S under the Securities Act, and the simultaneous entering into of convertible note hedge and warrant transactions.

Filed as exhibit 99.2 hereto is the registrant’s press release, dated May 15, 2003, announcing that the registrant priced its offering of $135 million aggregate principal amount (excluding the option for the initial purchaser to the offering to purchase an additional $15 million aggregate principal amount of Notes (as defined below)) of its zero coupon convertible subordinated notes (the “Notes”) through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and to non-U.S. persons pursuant to Regulation S under the Securities Act.

Item 7.  Exhibits

(c) Exhibits

99.1	Press release entitled “Silicon Valley Bancshares Announces Proposed $135 Million Zero Coupon Convertible Subordinated Notes Offering and Simultaneous Convertible Note Hedge and Warrant Transactions.”
99.2	Press release entitled “Silicon Valley Bancshares Prices $135 Million Zero Coupon Convertible Subordinated Notes Offering.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON VALLEY BANCSHARES

Date: May 15, 2003	/s/ DONAL D. DELANEY
Donal D. Delaney
Controller
(Principal Accounting Officer)